HealthEquity Reports Second Quarter Results, Raises WageWorks Synergy Target
Highlights of the second quarter include:
•Revenue of $176.0 million, an increase of 103% compared to $86.6 million in Q2 FY20.
•Net loss of $0.1 million, with non-GAAP net income of $30.1 million, compared to net income of $19.4 million and non-GAAP net income of $28.8 million in Q2 FY20.
•Net loss per diluted share of less than one half of one cent, with non-GAAP net income per diluted share of $0.42, compared to net income per diluted share of $0.30 and non-GAAP net income per diluted share of $0.44 in Q2 FY20.
•Adjusted EBITDA of $60.0 million, an increase of 48% compared to $40.6 million in Q2 FY20.
•5.4 million HSAs, an increase of 29% compared to Q2 FY20.
•$12.2 billion Total HSA Assets, an increase of 43% compared to Q2 FY20.
•12.5 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 158% compared to Q2 FY20.
•The Company sold 5,290,000 shares of common stock, yielding net proceeds of $286.8 million.
Draper, Utah – September 8, 2020 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2020, compared to its prior quarter ended July 31, 2019, which did not include the acquisition of WageWorks.
“The HealthEquity team delivered strong results this quarter despite the pandemic. Adjusted EBITDA of $60 million, a sequential increase in adjusted EBITDA margin to 34%, and robust sales speak to the margin and growth opportunities of our business,” said Jon Kessler, President and CEO of HealthEquity. “Team Purple delivered for our members, clients and partners, growing HSA Assets sequentially by over $700 million, a second quarter record, and maintaining the high level of service HealthEquity is known for even as 97% of team members worked from home.”
Second quarter financial results
Revenue for the second quarter ended July 31, 2020 of $176.0 million grew 103% compared to $86.6 million for the second quarter ended July 31, 2019. Revenue this quarter included: service revenue of $103.8 million, custodial revenue of $46.9 million, and interchange revenue of $25.3 million.
HealthEquity reported a net loss of $0.1 million, or less than one half of one cent per diluted share, and non-GAAP net income of $30.1 million, or $0.42 per diluted share, for the second quarter ended July 31, 2020. The Company reported net income of $19.4 million, or $0.30 per diluted share, and non-GAAP net income of $28.8 million, or $0.44 per diluted share, for the second quarter ended July 31, 2019.
Adjusted EBITDA was $60.0 million for the second quarter ended July 31, 2020, an increase of 48% compared to $40.6 million for the second quarter ended July 31, 2019. Adjusted EBITDA was 34% of revenue compared to 47% for the second quarter ended July 31, 2019.
Account and asset metrics
HSAs as of July 31, 2020 were approximately 5.4 million, an increase of 29% year over year, including 284,000 HSAs with investments, an increase of 52% year over year. Total Accounts as of July 31, 2020 were 12.5 million, including 7.1 million consumer-directed benefit ("CDB") accounts.
Total HSA Assets as of July 31, 2020 were $12.2 billion, an increase of 43% year over year. Total HSA Assets included $9.0 billion of HSA cash and $3.2 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2020.
New HSA openings and HSA asset balances
HealthEquity reported sales of 108,000 new HSAs in the second quarter ended July 31, 2020, compared to 126,000 in the second quarter ended July 31, 2019. HSA members grew their cash balances by approximately $246.0 million during the quarter, while total member balances increased by approximately $707.0 million due primarily to decreased spending per HSA and appreciation of invested balances.

WageWorks integration and increased synergy target
HealthEquity completed its acquisition of WageWorks on August 30, 2019. The Company accelerated its integration efforts and achieved its previously stated goal of $50 million in run rate synergies by the end of this second quarter, more than a year ahead of schedule. We also successfully migrated five legacy platforms and approximately $1 billion in HSA assets to our legacy HealthEquity HSA platform. In addition, we completed the return of all service calls to the United States.

In light of this progress, the Company raised its net synergy target to $80 million, to be achieved over the next 18 months. Said Ted Bloomberg, Chief Operating Officer of HealthEquity, “Consolidating to a single platform for the delivery of our total solution will enable our members, clients and partners to better connect health and wealth, while increasing the efficiency and focus of our team.”
Business outlook
For the fiscal year ending January 31, 2021, management expects revenues of $720 million to $730 million. Its outlook is for net loss between $13 million and $5 million, resulting in net loss per diluted share of $0.17 to $0.08. Its outlook for non-GAAP net income, calculated using the method described below, is between $111 million and $119 million, resulting in non-GAAP net income per diluted share of $1.48 to $1.58 (based on an estimated 75 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $226 million to $236 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, September 8, 2020 to discuss the second quarter 2021 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 5170518. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to net income before provision for income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer-directed benefits for our more than 12 million members in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2020	January 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$268,910	$191,726
Accounts receivable, net of allowance for doubtful accounts of $1,954 and $1,216 as of July 31, 2020 and January 31, 2020, respectively	70,235	70,863
Other current assets	43,982	34,711
Total current assets	383,127	297,300
Property and equipment, net	34,528	33,486
Operating lease right-of-use assets	95,095	83,178
Intangible assets, net	783,106	783,279
Goodwill	1,333,808	1,332,631
Deferred tax asset	59	18
Other assets	34,658	35,089
Total assets	$2,664,381	$2,564,981
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$11,708	$3,980
Accrued compensation	36,435	50,121
Accrued liabilities	37,424	46,372
Current portion of long-term debt	54,688	39,063
Operating lease liabilities	13,521	12,401
Total current liabilities	153,776	151,937
Long-term liabilities
Long-term debt, net of issuance costs	952,898	1,181,615
Operating lease liabilities, non-current	79,304	68,017
Other long-term liabilities	8,210	2,625
Deferred tax liability	129,857	130,492
Total long-term liabilities	1,170,269	1,382,749
Total liabilities	1,324,045	1,534,686
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2020 and January 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 76,872 and 71,051 shares issued and outstanding as of July 31, 2020 and January 31, 2020, respectively	8	7
Additional paid-in capital	1,127,136	818,774
Accumulated earnings	213,192	211,514
Total stockholders’ equity	1,340,336	1,030,295
Total liabilities and stockholders’ equity	$2,664,381	$2,564,981

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue
Service revenue	$103,805	$26,282	$215,076	$53,090
Custodial revenue	46,909	43,614	93,808	85,566
Interchange revenue	25,325	16,727	57,166	35,019
Total revenue	176,039	86,623	366,050	173,675
Cost of revenue
Service costs	65,246	19,745	136,259	40,394
Custodial costs	4,998	4,209	10,043	8,332
Interchange costs	4,011	4,229	9,890	8,756
Total cost of revenue	74,255	28,183	156,192	57,482
Gross profit	101,784	58,440	209,858	116,193
Operating expenses
Sales and marketing	12,167	8,391	23,622	17,361
Technology and development	30,654	11,645	61,732	22,550
General and administrative	20,493	9,262	39,491	17,971
Amortization of acquired intangible assets	19,077	1,494	37,779	2,985
Merger integration	10,365	2,784	23,135	2,784
Total operating expenses	92,756	33,576	185,759	63,651
Income from operations	9,028	24,864	24,099	52,542
Other income (expense)
Interest expense	(8,895)	(67)	(21,158)	(130)
Other income (expense), net	(824)	(1,061)	(1,588)	22,602
Total other income (expense)	(9,719)	(1,128)	(22,746)	22,472
Income (loss) before income taxes	(691)	23,736	1,353	75,014
Income tax provision (benefit)	(543)	4,370	(325)	13,826
Net income (loss) and comprehensive income (loss)	$(148)	$19,366	$1,678	$61,188
Net income per share:
Basic	$0.00	$0.30	$0.02	$0.97
Diluted	$0.00	$0.30	$0.02	$0.94
Weighted-average number of shares used in computing net income per share:
Basic	72,343	64,220	71,669	63,289
Diluted	72,343	65,583	72,971	64,785

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$1,678	$61,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,106	9,722
Stock-based compensation	18,834	13,618
Amortization of debt issuance costs	2,533	31
Gains on marketable equity securities	—	(27,285)
Other non-cash items	1,925	—
Deferred taxes	(568)	7,868
Changes in operating assets and liabilities:
Accounts receivable	(152)	(1,689)
Other assets	(3,187)	(4,962)
Operating lease right-of-use assets	5,563	1,286
Accounts payable	6,047	(1,083)
Accrued compensation	(13,854)	(5,926)
Accrued liabilities and other current liabilities	(6,017)	4,942
Operating lease liabilities, non-current	(5,723)	(1,210)
Other long-term liabilities	5,477	331
Net cash provided by operating activities	68,662	56,831
Cash flows from investing activities:
Purchases of property and equipment	(8,987)	(3,492)
Purchases of software and capitalized software development costs	(21,787)	(9,518)
Acquisition of intangible member assets	(24,922)	(1,736)
Purchases of marketable securities	—	(53,845)
Net cash used in investing activities	(55,696)	(68,591)
Cash flows from financing activities:
Proceeds from follow-on equity offering, net of payments for offering costs	287,318	458,881
Principal payments on long-term debt	(215,625)	—
Settlement of client-held funds obligation, net	(10,292)	—
Proceeds from exercise of common stock options	2,817	6,564
Net cash provided by financing activities	64,218	465,445
Increase in cash and cash equivalents	77,184	453,685
Beginning cash and cash equivalents	191,726	361,475
Ending cash and cash equivalents	$268,910	$815,160

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2020	2019
Supplemental cash flow data:
Interest expense paid in cash	$17,659	$101
Income taxes paid in cash, net of refunds received	798	9,119
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities	$1,104	$3
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	1,262	487
Purchases of intangible member assets	58	6,500
Additions to goodwill due to measurement period adjustments	1,177	—
Exercise of common stock options receivable	66	87
Follow-on equity offering costs accrued during the period	540	386
Debt issuance costs accrued during the period	—	345
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$2,065	$1,010	$3,528	$1,869
Sales and marketing	1,818	1,158	2,776	2,166
Technology and development	2,493	1,930	5,410	3,429
General and administrative	5,062	3,492	7,120	6,154
Total stock-based compensation expense	$11,438	$7,590	$18,834	$13,618
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2020	July 31, 2019	% Change	January 31, 2020
HSAs	5,384	4,163	29%	5,344
New HSAs from Sales - Quarter-to-date	108	126	(14)%	379
New HSAs from Sales - Year-to-date	213	215	(1)%	724
New HSAs from Acquisitions - Year-to-date	—	—	n/a	757
HSAs with investments	284	187	52%	220
CDBs	7,090	680	943%	7,437
Total Accounts	12,474	4,843	158%	12,781
Average Total Accounts - Quarter-to-date	12,416	4,797	159%	12,603
Average Total Accounts - Year-to-date	12,602	4,739	166%	8,013

HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2020	July 31, 2019	% Change	January 31, 2020
HSA cash with yield (1)	$8,626	$6,460	34%	$8,301
HSA cash without yield (2)	344	—	n/a	383
Total HSA cash	8,970	6,460	39%	8,684
HSA investments with yield (1)	3,046	2,056	48%	2,495
HSA investments without yield (2)	195	—	n/a	362
Total HSA investments	3,241	2,056	58%	2,857
Total HSA Assets	12,211	8,516	43%	11,541
Average daily HSA cash with yield - Year-to-date	8,332	6,404	30%	6,937
Average daily HSA cash with yield - Quarter-to-date	$8,380	$6,402	31%	$7,791
(1) HSA Assets that generate custodial revenue.
(2) HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2020	July 31, 2019	% Change	January 31, 2020
Client-held funds (1)	$840	$—	n/a	$779
Average daily Client-held funds - Year-to-date (1)	861	—	n/a	382
Average daily Client-held funds - Quarter-to-date (1)	891	—	n/a	727
(1) Client-held funds that generate custodial revenue. The Company did not have material Client-held funds prior to the WageWorks acquisition.
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$(148)	$19,366	$1,678	$61,188
Interest income	(76)	(1,884)	(676)	(3,227)
Interest expense	8,895	67	21,158	130
Income tax provision (benefit)	(543)	4,370	(325)	13,826
Depreciation and amortization	9,522	3,455	18,327	6,737
Amortization of acquired intangible assets	19,077	1,494	37,779	2,985
Stock-based compensation expense	11,438	7,590	18,834	13,618
Merger integration expenses	10,365	2,784	23,135	2,784
Acquisition costs (gains)	(28)	6,596	66	7,780
Gain on marketable equity securities	—	(3,774)	—	(27,285)
Other (1)	1,500	579	3,034	1,030
Adjusted EBITDA	$60,002	$40,643	$123,010	$79,566
(1)For the three months ended July 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $569 and $456, non-income-based taxes of $390 and $108, and other costs of $541 and $15, respectively. For the six months ended July 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $834 and $900, non-income-based taxes of $832 and $121, and other costs of $1,368 and $9, respectively.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the
(in millions)	year ending January 31, 2021
Net loss	$(13) - (5)
Interest income	(2)
Interest expense	37
Income tax benefit	(5) - (3)
Depreciation and amortization	38
Amortization of acquired intangible assets	76
Stock-based compensation expense	42
Merger integration expenses	48
Other	5
Adjusted EBITDA	$226 - 236

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,		Outlook for the
(in millions, except per share data)	2020	2019	2020	2019	year ending January 31, 2021
Net income (loss)	$0	$19	$2	$61	$(13) - (5)
Income tax provision (benefit)	(1)	5	(1)	14	(5) - (3)
Income (loss) before income tax provision (benefit) - GAAP	(1)	24	1	75	(18) - (8)
Non-GAAP adjustments:
Amortization of acquired intangible assets	19	1	38	3	76
Stock-based compensation expense	12	8	19	14	42
Merger integration expenses	10	3	23	2	48
Acquisition costs	—	7	—	8	—
Gain on marketable equity securities	—	(4)	—	(27)	—
Total adjustments to GAAP income before income tax provision	41	15	80	—	166
Income before income tax provision - Non-GAAP	40	39	81	75	148 - 158
Income tax provision - Non-GAAP (1)	10	10	20	19	37 - 39
Non-GAAP net income	30	29	61	56	111 - 119

Diluted weighted-average shares	72	66	73	65	75
Non-GAAP net income per diluted share (2)	$0.42	$0.44	$0.83	$0.87	$1.48 - 1.58
(1) The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2) Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income before provision for income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.